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                                                                  EXHIBIT 5.1

Computer Generated Solutions, Inc.
1675 Broadway
New York, New York  10019



        Re:  Computer Generated Solutions, Inc.
             Initial Public Offering of Common Stock
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Ladies And Gentlemen:

We have acted as special counsel to Computer Generated Solutions, Inc., a company organized under the laws of the State of Delaware (the "Company"), in
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connection with the issuance and sale by the Company of up to 3,431,000 shares of Common Stock, par value $0.001 per share (the "Shares"), of the Company
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(which includes up to 531,000 Shares that may be purchased by the underwriters solely for the purpose of covering over-allotments) (the "Company Shares") and as special counsel to Philip Friedman and Victor Friedman (the "Selling
                                                                -------
Stockholders"), in connection with the sale by the Selling Stockholders of
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640,000 Shares (the "Selling Stockholder Shares"), all of the foregoing upon the terms and conditions of a public offering described in a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Registration Statement. We have examined originals, or copies certified to our satisfaction, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Selling Stockholders, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have relied as to matters of fact upon certificates of officers of the Company and of the Selling Stockholders.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

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                                                        March 3, 1997

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and the General Corporation Law of the State of Delaware.

        Based upon the foregoing, we are of the opinion that (i) the Company Shares will be validly issued, fully paid and nonassessable Shares when issued and sold by the Company and paid for by the Underwriters, all in the manner contemplated in the Registration Statement, and (ii) the Selling Stockholder Shares will be validly issued, fully paid and nonassessable Shares when sold by the Selling Stockholders and paid for by the Underwriters, all in the manner contemplated in the Registration Statement.

        We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption "Legal Matters" in the Prospectus filed as a part thereof.

                                                Very truly yours,

                                                Chadbourne & Parke LLP